ALUMINUM CORPORATION OF CHINA LIMITED 20-F

EXHIBIT 13.1

CERTIFICATION

In connection with the annual report on Form 20-F of Aluminum Corporation of China Limited (the “Company”) for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, LU Dongliang, Executive Director and Chairman of the Board of the Company, certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 24, 2019
By:	/s/Lu Dongliang
Name:	Lu Dongliang
Title:	Executive Director and Chairman of the Board

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.